Exhibit 2a.1

Delaware 'The First State PAGE 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "LUNA AZUL DEVELOPMENT FUND, LLC", FILED IN THIS OFFICE ON THE THIRD DAY OF NOVEMBER, A_D. 2014, AT 6:20 O'CLOCK P.M_ 5632944 8100 141366337 You may verify this certificate online at corp.delaware.gov/authver.shtml Jeffrey W. Bullock, Secretary of State AUTHEN Tc TION: 1833160 DATE: 11-03-14 Pg 3/3 State of Delaware Secretary of State Division of Corporations Delivered 06:20 PM 11/03/2014 FILED 06:20 PM 11/03/2014 SRV 141366337 - 5632944 FILE CERTIFICATE OF FORMATION OF LUNA AZUL DEVELOPMENT FUND, LLC This Certificate of Formation of Luna Azul Development Fund, LLC (the 4'LLC") dated as of November 03, 2014 is being duly executed by the undersigned, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §§ 18-101, eilea,) First: The name of the LLC formed hereby is: Luna A2u1 Development Fund, LLC Second: The address of the registered office of the LLC in the State of Delaware is: Harvard Business Services, Inc. 16192 Coastal Highway Lewes, Delaware 19958 Third: The name and address of the registered agent for service of process on the LLC in the State of Delaware are: Harvard Business Services, Inc. 16192 Coastal Highway Lewes, Delaware 19958 IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written, By: Authorized Person Name: Mark Roth